Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TOSECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

    Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SkyBridge Wireless,Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

    (1)        the Quarterly Report on Form 10-QSB/A of the Company for the quarter ended (insert), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; as amended; and

    (2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 30, 2005

SkyBridge Wireless, Inc.

BY: /S/ James Wheeler
James Wheeler
Chief Executive Officer
Chief Financial Officer
(Principal Financial and Accounting Officer)